   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

28202 Cabot Road, Suite 300 Laguna Niguel, California	92677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on February 3, 2015, Comarco, Inc., through its wholly-owned subsidiary Comarco Wireless Technologies, Inc. (collectively, “we”, “our”, “Comarco”, “us”, or “the Company”), filed a lawsuit (Case No. 8:15-cv-00145) for patent infringement against Apple, Inc. (“Apple”) in the United States District Court for the Central District of California. Our complaint alleges that Apple products sold in the United States utilizing the Apple Lightning® power supply adapter system, including most iPad®, iPhone®, and iPod® products, infringe our patented intellectual property.

In September of 2015, Apple filed a petition with the Patent Trial and Appeal Board (the “PTAB”) of the United States Patent and Trademark Office requesting inter partes review of our U.S. Patent No. 8,492,933 B2 (the “933 Patent”). On February 22, 2017, the PTAB issued its finding, ruling that Apple had shown, by a preponderance of the evidence, that the claims made by Comarco under the 933 Patent are unpatentable under United States law.

We are currently analyzing our options in response to the PTAB’s ruling, including the possibility of appealing the PTAB’s ruling to the Court of Appeals for the Federal Circuit. In the event that Comarco elects to appeal the ruling, we estimate that the appeals process will require approximately 12 months to run its course. Should Comarco elect to appeal the ruling, Comarco may require incremental financing in order to pursue the appeal to conclusion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: February 28, 2017	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni
President and Chief Executive Officer